Exhibit 99.3

ML Macadamia Orchards, L. P.

Unaudited Pro Forma Condensed Combined Financial Statements

Effective August 1, 2010 the Partnership acquired from IASCO certain real property and assets used in connection with the macadamia nut farming operations on the property, for a purchase price of $12.5 million.  The acquisition consists of 4,843 acres of land, including approximately 1,100 acres of mature macadamia nut orchards with associated infrastructure, equipment and working capital necessary to the business of growing macadamia nuts.  Effective as of the acquisition date, the sales of nuts grown in these orchards are recorded by the Partnership as macadamia nut revenue and related costs are reported as cost of goods sold.  Prior to the acquisition, the Partnership performed farming services on these orchards for IASCO and generated contract farming revenue based on a pass through of farming cost plus a management fee.  The contract farming revenue and cost of contract farming services relating to the IASCO orchards are eliminated as of the effective date of the Partnership’s acquisition of these orchards.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Partnership and IASCO, giving effect to the acquisition as if it had been completed on June 30, 2010.  Such information was prepared using the purchase method of accounting, with the Partnership treated as the acquiring entity.  Accordingly, the historical financial information has been adjusted to give effect to the debt consideration in connection with the acquisition.  In the unaudited pro forma condensed combined balance sheet, the Partnership’s cost to acquire IASCO has been allocated to the assets acquired based upon estimates of their fair value, as further discussed below.

The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2010, and the year ended December 31, 2009 combine the historical consolidated statements of income of the Partnership and the Macadamia Nut Division of IASCO (the “Division”), giving effect to the acquisition as if it had been completed on the first day of the year presented.

These unaudited pro forma condensed financial statements should be read in conjunction with:

1.     Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

2.     The Partnership’s unaudited financial statements for the six months ended June 30, 2010, included in the Partnership’s Quarterly Report on Form 10-Q filed on August 13, 2010 with the Securities and Exchange Commission;

3.     The Partnership’s audited financial statements for the year ended December 31, 2009, included in the Partnership’s Annual Report on Form 10-K filed on March 16, 2010 with the SEC; and

4.     Separate historical financial statements of the Division provided as Exhibits 99.1 and 99.2

The historical financial statements in the pro forma statements represent the actual results reported by the Partnership as of the financial statement date.  The nut revenue reported from the IASCO acquisition is based on the revenue reported on the income statement of the Division.  The cost of sales is based on the management’s estimate of farming costs incurred.  For interim financial reporting purposes farming costs are recognized as expense based on an estimate of the average annual cost incurred to produce macadamia nuts sold during the interim period.  Management estimates the average cost per pound for the orchard based on the estimated annual costs to farm the orchard and the anticipated annual production from the orchard.  The amount of farming costs recognized as expense throughout the year is calculated by multiplying the orchard’s estimated cost per pound by the actual production from that orchard.  The difference between actual farming costs incurred and the amount of farming costs recognized as expense is recorded as either an increase or decrease in deferred farming costs, which is reported as an asset in the balance sheet.  Deferred farming costs accumulate throughout the year, typically peaking midway through the third quarter, since nut production is lowest during the first and second quarter of the year.  Deferred farming costs are expensed over the remainder of the year with the deferred farming cost account fully absorbed at December 31st.  In the opinion of management, all adjustments necessary to reflect the effects of the transactions above have been included in the pro forma financial statements.

The pro forma financial statements are not necessarily indicative of what the Partnership’s financial position or results of operation actually would have been had the Partnership completed the acquisition at the dates indicated.  In addition, this unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of operations for any future period.  Differences could result from, among other considerations, changes in nut production, changes in farming costs and changes in the price per pound of nuts sold.  Consequently, amounts presented in the unaudited pro forma condensed consolidated financial statements may be different than actual future results.

ML Macadamia Orchards, L.P.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2010

(dollars in thousands)

	Historical
	ML Macadamia Orchards LP	Macadamia Nut Division of IASCO	Pro Forma Adjustments		Pro Forma Combined

Assets
Current assets
Cash and cash equivalents	$454	$—	$—		$454
Accounts receivable	608	—	(198	)(a)	410
Inventory of farming supplies	136	57	(27	)(b)	166
Deferred farming costs	3,444	1,116	(841	)(c)	3,719
Other current assets	512	1	15	(d)	528
Total current assets	5,154	1,174	(1,051)		5,277
Land, orchards, and equipment, net	41,535	6,457	5,211	(e)	53,203
Goodwill *	306	—	—		306
Intangible assets, net	—	—	585	(f)	585
Total assets	$46,995	$7,631	$4,745		$59,371

Liabilities and partners’ capital
Current liabilities
Current portion of long-term debt	$—	$6,777	$(5,727	)(g)	$1,050
Short-term borrowing	1,200	—	2,000	(g)	3,200
Accounts payable	445	230	(125	)(a) (h)	550
Accrued payroll and benefits	541	—	—		541
Total current liabilities	2,186	7,007	(3,852)		5,341
Non-current benefits payable	366	—	—		366
Long-term debt	—	—	9,450	(g)	9,450
Deferred income tax liability	1,060	—	—		1,060
Total liabilities	3,612	7,007	5,598		16,217
Partners’ capital
General partner	81	—	—		81
Class A limited partners	43,417	—	(229	)(i)	43,188
Accumulated other comprehensive loss	(115)	—	—		(115)
IASCO’s equity interest	—	624	(624	)(j)	—
Total partners’ capital	43,383	624	(853)		43,154
Total liabilities and partners’ capital	$46,995	$7,631	$4,745		$59,371

* The elimination of the IASCO farming contract, which represented approximately 55% of the cash flow of the contract farming segment, resulted in the impairment of goodwill.  The write off of goodwill will be reported in the Partnership’s financial statements for the three months ending September 30, 2010.

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

ML Macadamia Orchards, L.P.

Unaudited Pro Forma Condensed Combined Income Statement

Six Months Ended June 30, 2010

(dollars in thousands, except per share amounts)

	Historical
	ML Macadamia Orchards LP	Macadamia Nut Division of IASCO	Pro forma Adjustments		Pro forma

Macadamia nut sales	$1,172	$660	$—		$1,832
Contract farming revenue	1,802		(1,114	)(k)	688
Total revenue	2,974	660	(1,114)		2,520
Cost of goods and services sold
Cost of macadamia nuts sales	896	917	(370	)(l)	1,443
Cost of contract farming services	1,658	—	(1,017	)(k)	641
Total cost of goods and services sold	2,554	917	(1,387)		2,084
Gross income (loss)	420	(257)	273		436
General and administrative expenses	747	—	5	(m)	752
Operating income (loss)	(327)	(257)	268		(316)
Other income	212	—	120	(n)	332
Interest expense	(13)	(93)	(266	)(o)	(372)
Income (loss) before income taxes	(128)	(350)	122		(356)
Income tax expense	15	—	1	(p)	16
Net loss	$(143)	$(350)	$121		$(372)

Net cash flow per Partnership Agreement	$(829)				$(1,287)

Net loss per Class A unit	$(0.02)				$(0.05)

Net cash flow per Class A unit	$(0.11)				$(0.17)

Class A Units outstanding	7,500				7,500

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

ML Macadamia Orchards, L.P.

Unaudited Pro Forma Condensed Combined Income Statement

Year Ended December 31, 2009

(dollars in thousands, except per share amounts)

	Historical
	ML Macadamia Orchards LP	Macadamia Nut Division of IASCO	Pro forma Adjustments		Pro forma

Macadamia nut sales	$12,167	$3,954	$—		$16,121
Contract farming revenue	4,251	—	(2,390	)(k)	1,861
Total revenue	16,418	3,954	(2,390)		17,982
Cost of goods and services sold
Cost of macadamia nuts sales	10,803	2,999	(416	)(l)	13,386
Cost of contract farming services	3,837	—	(2,127	)(k)	1,710
Total cost of goods and services sold	14,640	2,999	(2,543)		15,096
Gross income	1,778	955	153		2,886
General and administrative expenses	1,926	—	10	(m)	1,936
Operating income (loss)	(148)	955	143		950
Other income	503	—	120	(n)	623
Interest expense	(98)	(247)	(467	)(o)	(812)
Income before income taxes	257	708	(204)		761
Income tax expense	62	—	39	(p)	101
Net income	$195	$708	$(243)		$660

Net cash flow per Partnership Agreement	$1,679				$1,597

Net income per Class A unit	$0.03				$0.09

Net cash flow per Class A unit	$0.22				$0.21

Class A Units outstanding	7,500				7,500

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1:  Description of Transaction and Basis of Presentation

Effective August 1, 2010, the Partnership acquired from IASCO, a major farming contract customer, certain real property and assets used in connection with the macadamia nut farming operations on the property, for a purchase price of $12.5 million, excluding closing costs.  The Partnership funded this acquisition with $10.5 million in proceeds from a ten-year term loan.  As of the completion of the acquisition, the assets of the Division and financing of the acquisition are recorded at their respective fair values and consolidated with the Partnership’s assets and liabilities.  The Partnership’s financial statements issued after the completion of the acquisition also reflect the nut revenues and cost of sales from the orchards acquired from the Division.

Note 2:  Preliminary Purchase Price

The purchase price has been preliminarily allocated as follows, based on the fair value of the assets acquired as of the date of acquisition.  The determination of estimated fair value requires management to make significant estimates and assumptions.  The purchase price of $12.5 million cash excludes acquisitions costs of $125,000 and these acquisition costs are not included in the Pro Forma Condensed Consolidated Financial Statements, but will be reported as administrative expense in the Partnership’s financial statements for the three months ending September 30, 2010.

Purchase price allocation:
Land	$1,620,000
Orchards	8,640,000
Irrigation equipment	1,408,235
Deferred farm costs	426,149
Intangible asset	480,000
Other assets	45,616
Total assets	$12,620,000
Gain on bargain purchase	120,000
Estimated purchase price	$12,500,000

The gain on bargain purchase will be recorded as a separate component of revenues in the Partnership’s financial statements for the three months ending September 30, 2010.  The intangible asset will be amortized monthly over a period of ten years.

Note 3: Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” primarily relate to the following (the “Division” represents the Macadamia Nut Division of IASCO):

(a)    Represents the elimination of intercompany receivable/payable as of 6/30/10.

(b)   Represents an adjustment to inventory of farming supplies for the change in inventory balance between the assumed transaction date and the date of the inventory valuation.

Division inventory	$(57,000)
Acquired inventory	30,000
Pro Forma Adjustment	$(27,000)

(c)    Represents the effect to deferred farming costs by utilizing the Partnership’s standard cost method for calculation.  Whereas the Partnership accumulates and expenses the deferred farming costs throughout the calendar year with the deferred farming cost account fully absorbed at December 31, IASCO accumulates deferred farming costs during the crop year from July 1 to June 30 and then amortizes those costs during the subsequent harvest period which generally run from the following September to March.  Therefore, the adjustment below eliminates the Division’s deferred farming costs and includes deferred farming costs based on the Partnership’s method for calculation.

Division deferred farming costs	$(1,116,000)
Purchase price allocation of deferred farming costs	426,000
Adjustment from acquisition date to June 30, 2010	(151,000)
Pro Forma Adjustment	$(841,000)

(d)   Represents an adjustment to other current assets for the allocation of prepaid expenses related to the acquisition and the elimination of the Division’s prepaid expenses.

(e)    Represents the allocation of the purchase price to reflect the difference between the book value and the fair value of net assets acquired.

Division Land, orchards, and equipment, net	$(6,457,000)
Purchase price allocation of land, orchards, and equipment	11,668,000
Pro Forma Adjustment	$5,211,000

(f)    Represents $105,000 financing fee incurred on the loan to finance the acquisition and $480,000 representing the fair value assigned to the macadamia nut purchase agreement with Mauna Loa.  Both intangible assets will be amortized over 10 years.

(g)   Represents the elimination of the Division’s debt and the borrowings by the Partnership to finance the acquisition.

Division Current portion of long-term debt	$(6,777,000)
Acquisition Current portion of long-term debt	1,050,000
Pro Forma Adjustment	$(5,727,000)

Short-term borrowing	$2,000,000
Long-term debt	$9,450,000

(h)   Represents the change in accounts payable.

Division Accounts payable	$(230,000)
New debt loan fees	105,000
Pro Forma Adjustment	$(125,000)

(i)     Represents the net loss of the pro forma adjustments for the six month period ended June 30, 2010 and includes the bargain purchase price gain of $120,000.

(j)     Represents the elimination of the Division equity interest not acquired in the acquisition.

(k)    Represents the elimination of contract farming revenue and cost of contract farming services relating to the Division orchards.  This revenue and costs are included in the Partnership’s historical information and are eliminated as of the date of the Partnership’s acquisition of the Division orchards.

(l)     Represents the adjustment to depreciation and amortization, insurance expense, real property taxes, state general excise taxes, and the elimination of IASCO costs unrelated to cost of nut sales by the Partnership.  Included in the elimination of IASCO costs are the management fees charged by the Partnership to IASCO as per the contract farming agreement and the adjustment to farm costs expensed from deferred farming costs.  See item (c) in Note 3 above.  Also, included in the pro forma adjustments for the six months ended June 30, 2010 is the adjustment to the allocation of costs to deferred farming costs, based on the Partnership’s standard cost allocation method.

June 30, 2010

Division cost of macadamia nut sales adjustments	$(573,000)
Partnership’s cost of macadamia nut sales adjustments	203,000
Pro Forma Adjustment	$(370,000)

December 31, 2009

Division cost of macadamia nut sales adjustments	$(821,000)
Partnership’s cost of macadamia nut sales adjustments	405,000
Pro Forma Adjustment	$(416,000)

(m)   Represents the amortization of $105,000 financing fee.

(n)   Represents the bargain purchase price gain.

(o)   Represents the elimination of the Division interest expense and the Partnership’s interest expense related to the debt incurred to finance the acquisition.

June 30, 2010

Division interest expense	$(93,000)
Partnership’s interest expense	359,000
Pro Forma Adjustment	$266,000

December 31, 2009

Division interest expense	$(247,000)
Partnership’s interest expense	714,000
Pro Forma Adjustment	$467,000

(p)   Represents income tax adjustment calculated at 3.5% of gross income.